[LETTERHEAD OF SILVERMAN, COLLURA & CHERNIS, P.C.]



                                                                   April 9, 1997


Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

        Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to Hemispherx Biopharma, Inc. (the "Company"), a Delaware corporation, pursuant to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 9, 1997 (the "Registration Statement"), covering (i) 310,544 warrants and stock options; (ii) 179,931 shares of Common Stock underlying warrants; (iii) 150,000 shares of Common Stock underlying warrants; and (iv) 2,500,000 shares of Common Stock, underlying Series E Preferred Stock, $.01 par value. The Common Stock, warrants, stock options and Series E Preferred Stock are hereinafter collectively referred to as the "Securities".

     In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

          1. The Company has authority to issue the Securities in the manner and under the terms set forth in the Registration Statement.

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Hemispherx Biopharma, Inc.
April 9, 1997
Page 2


          2. The Securities have been duly authorized and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume on responsibility as to the applicability thereto, the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

     We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to reply on this opinion.


                                Very truly yours,

                                /s/ SILVERMAN, COLLURA & CHERNIS, P.C.
                                -----------------------------------------------
                                SILVERMAN, COLLURA & CHERNIS, P.C.